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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
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                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


             Date of Report:           August 28, 1996
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                            (Date of earliest event reported):




                         FIRST MISSISSIPPI CORPORATION
             (Exact name of Registrant as specified in its charter)



         Mississippi                     1-7488                  64-0354930
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)



700 North Street, P. O. Box 1249, Jackson, Mississippi           39215-1249
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:   (601) 948-7550
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                                 Not Applicable
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         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

     On August 27, 1996, First Mississippi Corporation entered into a definitive merger agreement with Mississippi Chemical Corporation, under which Mississippi Chemical will acquire all the fertilizer interests of the Company. The transaction will occur in two steps: first, the tax-free spin-off to shareholders of the Company's chemicals and related businesses in the form of a new publicly traded company that will retain the First Mississippi name; and second, the tax-free merger of the Company's remaining fertilizer operations with a subsidiary of Mississippi Chemical, pursuant to which stockholders of First Mississippi will receive .335 shares of common stock of MCC for each share of common stock of FMC held by them, subject to certain adjustments. The transaction is subject to, among other things, approval by the stockholders of both First Mississippi and Mississippi Chemical and customary regulatory approvals. It is expected that the transaction will be consummated prior to the end of the calendar year. Additional information is included in the Company's news release dated August 28, 1996, which is attached hereto.






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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                     FIRST MISSISSIPPI CORPORATION




                                     By: /s/ R. M. SUMMERFORD
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                                        R. M. Summerford
                                        Vice President & Chief Financial Officer



Date: September 5, 1996





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                                 Exhibit Index


  Exhibits

     99   - The Company's August 28, 1996, news release announcing the planned disposition of Fertilizer operations.